UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELLSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-2479727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1730 Briercroft Court Carrollton, Texas	75006
(Address of Principal Executive Offices)	(Zip Code)

CELLSTAR CORPORATION 2003 LONG-TERM INCENTIVE PLAN

(Full title of the Plan)

ELAINE FLUD RODRIGUEZ

Senior Vice President and General Counsel

1730 Briercroft Court

Carrollton, Texas 75006

(Name and address of agent for service)

(972) 466-5000

(Telephone number, including area code, for agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock $0.01 par value	1,000,000(1)(2)	$4.59	(3)	$4,590,000	(3)	$540.24	(3)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of common stock, par value $0.01 per share (the “Common Stock”), of CellStar Corporation, that may be issued pursuant to stock splits, stock dividends or similar transactions.
(2)	Each share is accompanied by a right to purchase preferred stock pursuant to the First Amended and Restated Rights Agreement between the Company and Mellon Investor Services LLC as Rights Agent.
(3)	The offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and (h) (1) of Rule 457 promulgated under the Securities Act based on the average of the high and low sale prices for the Common Stock reported on the Nasdaq National Market System on December 21, 2004, which was $4.59 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

All information required by Part I to be contained in the Section 10(a) prospectus is not being filed with this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

All information required by Part I to be contained in the Section 10(a) prospectus is not being filed with this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

CellStar Corporation (the “Company”) hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the “Commission”), all of which have File No. 000-22972:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2003, filed on February 26, 2004, as amended by Amendment No. 1 on Form 10-K/A, filed on March 29, 2004, and Amendment No. 2 on Form 10-K/A, filed on September 24, 2004;

(b)	The Company’s Current Reports on Form 8-K, filed on March 11, 2004, April 7, 2004, May 18, 2004, May 28, 2004, September 7, 2004, September 22, 2004, September 24, 2004, November 23, 2004, and December 21, 2004;

(c)	The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended February 29, 2004, May 31, 2004, and August 31, 2004, filed on April 14, 2004, July 15, 2004, and October 14, 2004, respectively;

(d)	The description of Common Stock included in the Company’s Registration Statement on Form 8-A, filed November 26, 1993, and as the same may be further amended after the date hereof; and

(e)	The description of the Rights to Purchase Preferred Stock, contained in the Registration Statement on Form 8-A filed with the Commission on January 3, 1997, as amended by Amendment No. 1 on Form 8-A/A, filed with the Commission on June 30, 1997, and Amendment No. 2 on Form 8-A/A, filed with the Commission on December 5, 2002, and as the same may be further amended after the date hereof.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The legality of the CellStar Corporation Common Stock, par value $.01 per share, offered hereby has been passed upon by Elaine Flud Rodriguez, Senior Vice President, General Counsel and Secretary of the Company.

Item 6. Indemnification of Directors and Officers.

The Company is a Delaware corporation. Section 145 of the Delaware General Corporation law generally provides that a corporation is empowered to indemnify any person who is made or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than a derivative action, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving, at the request of the Company, in any such capacity of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The indemnification extends to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Section 7 of Article VII of the Company’s Amended and Restated Bylaws (incorporated by reference as Exhibit 4.4 hereto) provides generally for the indemnification of all directors, officers and agents in the same manner as the above-referenced Delaware statute.

Article Eleven of the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference as Exhibit 4.1 hereto) provides generally for indemnification of all directors, officers and agents and eliminates the liability of directors for breach of fiduciary duty to the fullest extent of applicable law.

In general, the Company’s officers are parties to employment agreements that provide for indemnification to the fullest extent of applicable law or the Company’s certificate of incorporation and bylaws, whichever provides the greatest benefit. In addition, the Company maintains directors’ and officers’ liability insurance policies.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Exhibit
4.1	Amended and Restated Certificate of Incorporation of CellStar Corporation (the “Certificate of Incorporation”). (1)

4.2	Certificate of Amendment to Certificate of Incorporation. (2)

4.3	Certificate of Amendment to Certificate of Incorporation dated as of February 20, 2002. (3)

4.4	Amended and Restated Bylaws of CellStar Corporation. (4)

4.5	Specimen Common Stock Certificate of CellStar Corporation. (5)

4.6	Form of Certificate of Designation, Preferences and Rights of Series A Preferred Stock of CellStar Corporation (“Certificate of Designation”). (6)

4.7	Certificate of Correction of Certificate of Designation. (7)

4.8	Form of Rights Certificate. (8)

4.9	First Amended and Restated Rights Agreement, dated as of February 11, 2002, by and between CellStar Corporation and Mellon Investor Services LLC, formerly known as ChaseMellon Shareholder Services, L.L.C., as Rights Agent. (8)

5.1	Opinion of Elaine Flud Rodriguez, with respect to the legality of the shares registered hereunder. (9)

23.1	Consent of Grant Thornton LLP. (9)

23.2	Consent of KPMG LLP. (9)

23.3	Consent of Elaine Flud Rodriguez (included in Exhibit 5.1). (9)

24.1	Power of Attorney (included in the signature page of this Registration Statement. (9)

99.1	CellStar Corporation 2003 Long-Term Incentive Plan, effective as of March 13, 2003. (10)

99.2	Form of Incentive Stock Option Agreement under the CellStar Corporation 2003 Long-Term Incentive Plan. (9)

99.3	Form of Non-Qualified Stock Option Agreement under the CellStar Corporation 2003 Long-Term Incentive Plan. (9)

(1)	Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 1995, and incorporated herein by reference.
(2)	Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 1998, and incorporated herein by reference.
(3)	Previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2002, and incorporated herein by reference.
(4)	Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2004, and incorporated herein by reference.
(5)	Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2002, and incorporated herein by reference.
(6)	Previously filed as an exhibit to the Company’s Registration Statement on Form 8-A (File No. 000-22972), filed January 3, 1997, and incorporated herein by reference.
(7)	Previously filed as an exhibit to the Company’s Registration Statement on Form 8-A/A, Amendment No. 1 (File No. 000-22972), filed June 30, 1997, and incorporated herein by reference.
(8)	Previously filed as an exhibit to the Company’s Registration Statement on Form 8-A/A, Amendment No. 2 (File No. 000-22972), filed December 5, 2002, and incorporated herein by reference.
(9)	Filed herewith.
(10)	Previously filed as Appendix C to the Company’s Proxy Statement on Schedule 14A for the 2002 fiscal year, filed December 22, 2003, and incorporated herein by reference.

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, State of Texas on the 23rd day of December, 2004.

CELLSTAR CORPORATION

By:	/s/ Elaine Flud Rodriguez
Elaine Flud Rodriguez
Senior Vice President and General Counsel

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Elaine Flud Rodriguez, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, including any amendment relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to effectuate the same as fully to all intents and purposes as he might or could do as if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Terry S. Parker	Executive Chairman	December 23, 2004
Terry S. Parker	and Director

/s/ Robert A. Kaiser	President, Chief Executive	December 23, 2004
Robert A. Kaiser	Officer and Chief Operating Officer

/s/ Raymond L. Durham	Senior Vice President	December 23, 2004
Raymond L. Durham	and Chief Financial Officer

/s/ Juan Martinez Jr.	Vice President – Corporate	December 23, 2004
Juan Martinez Jr.	Controller
and Principal Accounting Officer

/s/ John L. Jackson	Director	December 23, 2004
John L. (“J.L.”) Jackson

/s/ Jere W. Thompson	Director	December 23, 2004
Jere W. Thompson

/s/ Dale V. Kesler	Director	December 23, 2004
Dale V. Kesler

/s/ John T. Kamm	Director	December 23, 2004
John T. Kamm

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Amended and Restated Certificate of Incorporation of CellStar Corporation (the “Certificate of Incorporation”). (1)

4.2	Certificate of Amendment to Certificate of Incorporation. (2)

4.3	Certificate of Amendment to Certificate of Incorporation dated as of February 20, 2002. (3)

4.4	Amended and Restated Bylaws of CellStar Corporation. (4)

4.5	Specimen Common Stock Certificate of CellStar Corporation. (5)

4.6	Form of Certificate of Designation, Preferences and Rights of Series A Preferred Stock of CellStar Corporation (“Certificate of Designation”). (6)

4.7	Certificate of Correction of Certificate of Designation. (7)

4.8	Form of Rights Certificate. (8)

4.9	First Amended and Restated Rights Agreement, dated as of February 11, 2002, by and between CellStar Corporation and Mellon Investor Services LLC, formerly known as ChaseMellon Shareholder Services, L.L.C., as Rights Agent. (8)

5.1	Opinion of Elaine Flud Rodriguez, with respect to the legality of the shares registered hereunder. (9)

23.1	Consent of Grant Thornton LLP. (9)

23.2	Consent of KPMG LLP. (9)

23.3	Consent of Elaine Flud Rodriguez (included in Exhibit 5.1). (9)

24.1	Power of Attorney (included in the signature page of this Registration Statement. (9)

99.1	CellStar Corporation 2003 Long-Term Incentive Plan, effective as of March 13, 2003. (10)

99.2	Form of Incentive Stock Option Agreement under the CellStar Corporation 2003 Long-Term Incentive Plan. (9)

99.3	Form of Non-Qualified Stock Option Agreement under the CellStar Corporation 2003 Long-Term Incentive Plan. (9)

(1)	Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 1995, and incorporated herein by reference.
(2)	Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 1998, and incorporated herein by reference.
(3)	Previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2002, and incorporated herein by reference.
(4)	Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2004, and incorporated herein by reference.
(5)	Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2002, and incorporated herein by reference.

(6)	Previously filed as an exhibit to the Company’s Registration Statement on Form 8-A (File No. 000-22972), filed January 3, 1997, and incorporated herein by reference.
(7)	Previously filed as an exhibit to the Company’s Registration Statement on Form 8-A/A, Amendment No. 1 (File No. 000-22972), filed June 30, 1997, and incorporated herein by reference.
(8)	Previously filed as an exhibit to the Company’s Registration Statement on Form 8-A/A, Amendment No. 2 (File No. 000-22972), filed December 5, 2002, and incorporated herein by reference.
(9)	Filed herewith.
(10)	Previously filed as Appendix C to the Company’s Proxy Statement on Schedule 14A for the 2002 fiscal year, filed on December 22, 2003, and incorporated herein by reference.